EXHIBIT 10.6
Execution Copy

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Security Agreement”) is dated as of May 29, 2012 by and between ENGLOBAL EMERGING MARKETS, INC., a Texas corporation (“Grantor”), and PNC BANK, NATIONAL ASSOCIATION, a national banking association, as agent for the Lenders described below (PNC, together with its successors and assigns in such capacity, “Agent”).

W I T N E S S E T H:

WHEREAS, pursuant to that certain Revolving Credit and Security Agreement dated as of the date hereof by and among ENGLOBAL CORPORATION, a corporation organized under the laws of the State of Nevada (“Holdings”), ENGLOBAL U.S., INC., a corporation organized under the laws of the State of Texas (“ENGlobal US”), ENGLOBAL INTERNATIONAL, INC., a corporation organized under the BVI Business Companies Act of 2004 (“ENGlobal International”), ENGLOBAL GOVERNMENT SERVICES, INC., a corporation organized under the laws of the State of Texas (“ENGlobal Government”; and together with Holdings, ENGlobal US and ENGlobal International, individually, each a “Borrower” and jointly and severally, “Borrowers”), each of the financial institutions from time to time party thereto (individually, each a “Lender” and collectively, the “Lenders”) and Agent (including all annexes, exhibits, and schedules thereto, as from time to time amended, amended and restated, extended, supplemented, and/or otherwise modified, the “Credit Agreement”), Agent and the Lenders have agreed to provide certain financial accommodations to Borrowers.

WHEREAS, Grantor is a direct shareholder of ENGlobal US and hereby acknowledges that it will derive substantial benefit from the execution and delivery of the Credit Agreement, and the making of advances and other credit accommodations by Agent and the Lenders under the Credit Agreement.

WHEREAS, as a condition to extending credit to Borrowers, Agent and the Lenders have required the execution and delivery by Grantor of (i) the Guaranty of even date herewith (the “Guaranty”), guaranteeing the payment and performance of all Obligations (as hereinafter defined) of Borrowers and Grantor arising under or pursuant to the Credit Agreement and the Other Documents (as defined in the Credit Agreement) and (ii) the Pledge Agreement of even date herewith, securing such Obligations.

WHEREAS, in order to induce Agent and the Lenders to enter into the Credit Agreement and to induce Agent and the Lenders to provide certain financial accommodations to the Borrower pursuant to the Credit Agreement and certain Other Documents, Grantor has agreed to grant a continuing Lien on the Collateral (as hereinafter defined) to secure (i) the payment of principal, fees, and other amounts required to be paid from time to time under the Credit Agreement and (ii) the Liabilities (as defined in that certain Guaranty, dated as of the date hereof, by Grantor and any other Grantors in favor of the Agent and/or Lenders) (collectively, the “Obligations”).

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. DEFINED TERMS.

All capitalized terms used but not otherwise defined herein have the meanings given to them in the Credit Agreement, and the following terms shall have the following meanings (such meanings being equally applicable to both the singular and plural forms of the terms defined):

“Account Debtor” shall mean any Person who may become obligated to Grantor under, with respect to, or on account of, an Account, chattel paper, or General Intangibles (including a payment intangible).

“Accounts” shall mean, all present and future rights of Grantor to payment of a monetary obligation, whether or not earned by performance, which is not evidenced by chattel paper or an instrument, (a) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (b) for services rendered or to be rendered, (c) for a secondary obligation incurred or to be incurred, or (d) arising out of the use of a credit or charge card or information contained on or for use with the card.

“Contracts” shall mean all contracts, undertakings, or other agreements (other than rights evidenced by chattel paper, Documents or instruments) in or under which Grantor may now or hereafter have any right, title, or interest, including, without limitation, with respect to an Account, any agreement relating to the terms of payment or the terms of performance thereof.

“Copyrights” means all of the following now owned or hereafter adopted or acquired by Grantor:  (i) all copyrights (whether statutory or common law, whether establish or registered in the United States or any other country or political subdivision thereof, whether registered or unregistered and whether published or unpublished), rights and interests in copyrights, works protectable by copyright, and General Intangibles of like nature, all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof and all research and development relating to the foregoing, (ii) all reissues, extensions, continuations, and renewals thereof and amendments thereto, (iii) income, fees, royalties, damages, claims, and payments now or hereafter due and/or payable with respect thereto, including damages and payments for past, present, and future infringements thereof, (iv) rights corresponding thereto throughout the world and (v) rights to sue for past, present, and future infringements thereof.

“Copyright License” means any and all rights now owned or hereafter acquired by Grantor under any written or oral agreement granting any right to use any Copyright or Copyright registration.

“Equipment” shall mean all of Grantor’s now owned and hereafter acquired equipment, wherever located, including machinery, data processing, and computer equipment (whether owned or licensed and including embedded software), vehicles, tools, furniture, fixtures, all attachments, accessions, and property now or hereafter affixed thereto or used in connection therewith, and substitutions and replacements thereof, wherever located.

“General Intangibles” shall mean any “general intangibles,” as such term is defined in Section 9-102(a)(42) of the UCC, now owned or hereafter acquired by Grantor or in which Grantor now has or hereafter acquires any rights, and, in any event, shall include, without limitation, all right, title, and interest which Grantor may now or hereafter have in or under any Contract or Person, causes of action, payment intangibles, franchises, tax refund claims, Account Debtor lists, trademarks, patents, rights in intellectual property, Licenses, permits, Copyrights, domain names, trade secrets, proprietary or confidential information, inventions, and discoveries (whether patented or patentable or not) and technical information, procedures, designs, knowledge, know-how, software, databases, business records data, skill, expertise, experience, processes, models, drawings, materials and records, goodwill, all claims under any guaranty, security interests, or other security held by or granted to Grantor to secure payment of the Accounts by an Account Debtor obligated thereon, all rights of indemnification and all other intangible property of any kind and nature.

“Inventory” shall mean all of Grantor’s now owned and hereafter existing or acquired goods, wherever located, which (a) are leased by Grantor as lessor; (b) are held by Grantor for sale or lease or to be furnished under a contract of service; (c) are furnished by Grantor under a contract of service; or (d) consist of raw materials, work in process, finished goods, or materials used or consumed in its business.

“Leasehold Interests” shall mean all of Grantor’s right, title and interest in and to the premises set forth on Schedule V hereto.

“License” shall mean any Patent License, Trademark License, Copyright License, or other license as to which Agent has been granted a security interest hereunder.

“Patent” or “Patents” shall mean one or all of the following now or hereafter owned by Grantor or in which Grantor now has or hereafter acquires any rights:  (i) all letters patent of the United States or any other country, all registrations, and recordings thereof, and all applications for letters patent of the United States or any other country, (ii) all reissues, continuations, continuations-in-part, divisions, reexaminations, or extensions of any of the foregoing, and (iii) all inventions disclosed in and claimed in the Patents and any and all trade secrets and know-how related thereto.

“Patent License” shall mean all of the following now owned or hereafter acquired by Grantor or in which Grantor now has or hereafter acquires any rights: to the extent assignable by Grantor, any written agreement granting any right to make, use, sell, and/or practice any invention or discovery that is the subject matter of a Patent.

“Proceeds” shall mean “proceeds”, as such term is defined in Section 9-102(a)(65) of the UCC and, in any event, shall include, without limitation, (i) any and all proceeds of any insurance, indemnity, warranty, or guaranty payable to Grantor from time to time with respect to any of the Collateral (as defined below), (ii) any and all payments (in any form whatsoever) made or due and payable to Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure, or forfeiture of all or any part of the Collateral by any governmental body, authority, bureau, or agency (or any person acting under control of governmental authority), (iii) any claim of Grantor against third parties (A) for past, present, or future infringement of any Patent or Patent License, (B) for past, present, or future infringement or dilution of any Trademark or Trademark License or for injury to the goodwill associated with any Trademark, Trademark registration, or Trademark licensed under any Trademark License or (C) for past, present, or future infringement of any Copyright or Copyright License, (iv) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral, and (v) the following types of property acquired with cash proceeds:  Accounts, chattel paper, Contracts, Deposit Accounts, Documents, General Intangibles, Equipment, Inventory, and Investment Property.

“Real Property” shall mean all of Grantor’s right, title and interest in and to the owned and leased real premises identified on Schedule V hereto.

“Receivables” shall mean and include, as to Grantor, all of Grantor’s Accounts, contract rights, instruments (including those evidencing indebtedness owed to Borrower by its Affiliates), documents, chattel paper (including electronic chattel paper), general intangibles relating to Accounts, drafts and acceptances, credit card receivables, and all other forms of obligations owing to Borrower arising out of or in connection with the sale or lease of Inventory or the rendition of services, all supporting obligations, guarantees and other security therefor, whether secured or unsecured, now existing or hereafter created, and whether or not specifically sold or assigned to Agent hereunder.

“Subsidiary Stock” shall mean all of the issued and outstanding Equity Interests of any Subsidiary owned by Grantor (not to exceed 65% of the Equity Interests of any Foreign Subsidiary).

“Trademark” or “Trademarks” shall mean one or all of the following now owned or hereafter acquired by Grantor or in which Grantor now has or hereafter acquires any rights:  (i) all trademarks (whether registered or unregistered), trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of any State of the United States or any other country or any political subdivision thereof, (ii) all reissues, extensions or renewals thereof and (iii) the goodwill associated with or symbolized by any of the foregoing.

“Trademark License” shall mean all of the following now owned or hereafter acquired by Grantor or in which Grantor now has or hereafter acquires any rights:  any written agreement granting any right to use any Trademark or Trademark registration.

“UCC” shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of Texas; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of Agent’s security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Texas, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection, or priority and for purposes of definitions related to such provisions.

“Uniform Commercial Code jurisdiction” shall mean any jurisdiction that has adopted all or substantially all of Article 9 as contained in the 2000 Official Text of the Uniform Commercial Code, as recommended by the National Conference of Commissioners on Uniform State Laws and the American Law Institute, together with any subsequent amendments or modifications to the Official Text.

All other terms contained in this Security Agreement, unless the context indicates otherwise, have the meanings provided for by the UCC to the extent the same are used or defined therein.

2. GRANT OF LIEN.

(a) To secure the prompt and complete payment, performance, and observance of all of the Obligations, Grantor hereby grants, assigns, conveys, mortgages, pledges, hypothecates, and transfers to Agent, for the benefit of Agent and the Lenders, a continuing security interest in and a Lien upon all of its right, title, and interest in, to, and under all personal property and other assets, whether now owned by or owing to, or hereafter acquired by or arising in favor of Grantor, and whether owned or consigned by or to, or leased from or to, Grantor, and regardless of where located, including without limitation:

(i) all Receivables;

(ii) all Equipment;

(iii) all General Intangibles;

(iv) all Inventory;

(v) all Investment Property;

(vi) all Subsidiary Stock;

(vii) all Leasehold Interests;

(viii) all of Grantor’s right, title, and interest in and to, whether now owned, or hereafter acquired and wherever located, (1) its respective goods and other property including, but not limited to, all merchandise returned or rejected by Account Debtors, relating to, or securing any of the Receivables; (2) all of Grantor’s rights as a consignor, a consignee, an unpaid vendor, mechanic, artisan, or other lienor, including stoppage in transit, setoff, detinue, replevin, reclamation, and repurchase; (3) all additional amounts due to Grantor from any Account Debtor relating to the Receivables; (4) other property, including warranty claims, relating to any goods securing the Obligations; (5) all of Grantor’s contract rights, rights of payment which have been earned under a contract right, instruments (including promissory notes), documents, chattel paper (including electronic chattel paper), warehouse receipts, deposit accounts, letters of credit, and money; (6) all commercial tort claims listed on Schedule I hereto as such Schedule may be amended or supplemented from time to time and in which a security interest is hereafter granted to Agent by a Borrower pursuant to the provision of this Section 2 or otherwise; (7) if and when obtained, all real property of third parties in which Grantor has been granted a lien or security interest; (8) all Liens and security interests granted by any third party to Grantor as security for the payment or enforcement of Grantor’s Receivables; (9) all letter of credit rights (whether or not the respective letter of credit is evidenced by a writing); (10) all supporting obligations; and (11) any other goods or personal property now owned or hereafter acquired in which Grantor has expressly granted a security interest or may in the future grant a security interest to Agent under any agreement between Agent and Grantor;

(ix) all of Grantor’s ledger sheets, ledger cards, files, correspondence, records, books of account, business papers, computers, computer software (owned by Grantor or in which it has an interest), computer programs, tapes, disks, and documents relating to (i), (ii), (iii), (iv), (v), (vi), (vii) or (viii) of this Paragraph; and

(x) all proceeds and products of (i), (ii), (iii), (iv), (v), (vi), (vii), (viii) and (ix) in whatever form, including, but not limited to:  cash, deposit accounts (whether or not comprised solely of proceeds), certificates of deposit, insurance proceeds (including hazard, flood and credit insurance), negotiable instruments and other instruments for the payment of money, chattel paper, security agreements, documents, eminent domain proceeds, condemnation proceeds and tort claim proceeds.

All of the foregoing assets described in clause 2(a) hereof being hereinafter referred to as the “Collateral”.

(b) In addition, to secure the prompt and complete payment, performance, and observance of the Obligations and in order to induce Agent and the Lenders as aforesaid, Grantor hereby grants to Agent, for the benefit of Agent and the Lenders (i) a right of setoff against the property of Grantor held by Agent and/or the Lenders, consisting of property described above in Section 2(a) now or hereafter in the possession or custody of or in transit to Agent and/or the Lenders, for any purpose, including safekeeping, collection, or pledge, for the account of Grantor, or as to which Grantor may have any right or power and (ii) the license described in Section 8 hereof.

(c) Notwithstanding the foregoing, the Collateral shall not include any (i) General Intangible, permit, license or other rights under contracts instruments or other documents if (but only to the extent that) the grant of a security interest therein would constitute a violation of a valid and enforceable restriction in favor of a third party (except to the extent such prohibition is unenforceable pursuant to the provisions of Article 9 of the UCC), unless and until any required consents shall have been obtained, (ii) equipment owned by Grantor that is subject to a purchase money lien or a capital lease obligation if (but only to the extent that and only for so long as such purchase money Indebtedness or capital lease restricts the granting of a Lien therein to Agent) the grant of a security interest therein would constitute a violation of a valid and enforceable restriction in favor of a third party, unless any required consents shall have been obtained, or (iii) monies, checks, securities or other items on deposit or otherwise held in deposit accounts or trust accounts specifically and exclusively used for payroll, payroll taxes, deferred compensation and other employee wage and benefit payments to or for the direct benefit of Grantor’s employees (collectively, the “Excluded Property”); provided, that, notwithstanding any of the foregoing, the term “Collateral” shall include any and all proceeds arising from such Excluded Property to the extent that the assignment or encumbering of such proceeds is not subject to the same or similar prohibitions or restrictions

(d) In addition, to secure the prompt and complete payment, performance, and observance of the Obligations and in order to induce Agent and the Lenders as aforesaid, Grantor hereby grants to Agent, for the benefit of Agent and the Lenders (i) a right of setoff against the property of Grantor held by Agent and/or the Lenders, consisting of property described above in Section 2(a) now or hereafter in the possession or custody of or in transit to Agent and/or the Lenders, for any purpose, including safekeeping, collection, or pledge, for the account of Grantor, or as to which Grantor may have any right or power and (ii) the license described in Section 8 hereof.

3. AGENT’S AND LENDERS’ RIGHTS: LIMITATIONS ON AGENT’S AND LENDERS’ OBLIGATIONS.

(a) It is expressly agreed by Grantor that, anything herein to the contrary notwithstanding, Grantor shall remain liable under each of its contracts and each of its licenses to observe and perform all the conditions and obligations to be observed and performed by it thereunder.  Neither Agent nor any Lender shall have any obligation or liability under any contract or license by reason of or arising out of this Security Agreement or the granting herein of a Lien thereon or the receipt by Agent or any Lender of any payment relating to any contract or license pursuant hereto.  Neither Agent nor any Lender shall be required or obligated in any manner to perform or fulfill any of the obligations of Grantor under or pursuant to any contract or license, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any contract or license, or to present or file any claims, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

(b) If an Event of Default has occurred and is continuing, Agent may, without prior notice to Grantor, notify Account Debtors and other Persons obligated on the Collateral that Agent has a Lien therein, and that payments shall be made directly to Agent.  Upon the request of Agent, Grantor shall so notify Account Debtors and other Persons obligated on the Collateral.  Once any such notice has been given to any Account Debtor or other Person obligated on the Collateral, Grantor shall not give any contrary instructions to such Account Debtor or other Person without Agent’s prior written consent.

(c) Agent may at any time in Agent’s own name, in the name of a nominee of Agent, or in the name of Grantor communicate (by mail, telephone, facsimile or otherwise) with Account Debtors, parties to contracts and obligors in respect of instruments to verify with such persons, to Agent’s satisfaction, the existence, amount, terms of, and any other matter relating to, Accounts, payment intangibles, instruments, or chattel paper.

(d) The rights, title, and interest of Grantor in any Equity Interests may also be encumbered and pledged to Agent for the benefit of Agent and the Lenders, pursuant to a separate Pledge Agreement made by Grantor.  All rights and remedies set forth in such Pledge Agreement shall be cumulative with all rights and remedies available under this Security Agreement.

4. REPRESENTATIONS AND WARRANTIES.  Grantor represents and warrants that:

(a) Grantor has rights in and the power to transfer each item of the Collateral upon which it purports to grant a Lien hereunder free and clear of any and all Liens (other than Permitted Encumbrances), and, in the case of Copyrights, Patents, and Trademarks, free and clear of licenses, registered user agreements, and covenants not to sue third persons.

(b) No effective security agreement, financing statement, equivalent security or Lien instrument or continuation statement covering all or any part of the Collateral is on file or of record in any public office, except such as may have been filed by Grantor in favor of Agent pursuant to this Security Agreement or the Other Documents or otherwise permitted by the Credit Agreement or the Ex-Im Credit Agreement.

(c) This Security Agreement is effective to create a valid and continuing Lien on and, upon the filing of the appropriate financing statements in the jurisdictions listed on Schedule I hereto, a perfected Lien in favor of Agent, for the benefit of Agent and the Lenders, on the Collateral with respect to which a Lien may be perfected by filing pursuant to the UCC.  Such Lien is prior to all other Liens and is enforceable as such as against any and all creditors of and purchasers from Grantor (other than purchasers and lessees of Inventory in the ordinary course of business).  All action by Grantor necessary or desirable to protect and perfect such Lien on each item of the Collateral has been duly taken.

(d) Schedule II hereto lists all instruments, letter of credit rights, and chattel paper of Grantor.  All action by Grantor necessary or desirable to protect and perfect the Lien of Agent on each item set forth on Schedule II (including the delivery of all originals thereof to Agent and the legending of all chattel paper as required by Section 5(b) hereof) has been duly taken.  The Lien of Agent on the Collateral listed on Schedule II hereto is prior to all other Liens, and is enforceable as such against any and all creditors of and purchasers from Grantor.

(e) Grantor’s name as it appears in official filings in the jurisdiction of its organization, the type of entity of Grantor, organizational identification number issued by Grantor’s jurisdiction of organization or a statement that no such number has been issued, Grantor’s jurisdiction of organization, the location of Grantor’s chief executive office, principal place of business, offices, all warehouses and premises where the Collateral is stored or located, and the locations of its books and records concerning the Collateral are set forth on Schedule III hereto.  Grantor has only one jurisdiction of organization.

(f) With respect to the Accounts, (i) they represent bona fide sales of Inventory or rendering of services to Account Debtors in the ordinary course of Grantor’s business and are not evidenced by a judgment, instrument, or chattel paper; (ii) there are no setoffs, claims, or disputes existing or asserted with respect thereto of which Grantor is aware (other than in the ordinary course of business) and Grantor has not made any agreement with any Account Debtor for any extension of time for the payment thereof, any compromise or settlement for less than the full amount thereof, any release of any Account Debtor from liability therefor, or any deduction therefrom except a discount or allowance allowed by Grantor in the ordinary course of its business for prompt payment and disclosed to Agent; (iii) to Grantor’s knowledge, there are no facts, events, or occurrences which in any way impair the validity or enforceability thereof or could reasonably be expected to reduce the amount payable thereunder as shown on Grantor’s books and records and any invoices or statements in any material amount; (iv) Grantor has not received any notice of proceedings or actions which are threatened or pending against any Account Debtor which might result in any adverse change in such Account Debtor’s financial condition; and (v) Grantor has no knowledge that any Account Debtor is unable generally to pay its debts as they become due.  Further with respect to the Accounts, (x) the amounts shown on all invoices and statements are to Grantor’s knowledge actually and absolutely owing to Grantor as indicated thereon and are not in any way contingent; (y) no payments have been or shall be made thereon except payments immediately delivered to the applicable deposit account or to Agent as may be required pursuant to the terms of the Credit Agreement; and (z) to Grantor’s knowledge, all Account Debtors have the capacity to contract.

(g) With respect to any Inventory, (i) such Inventory is and will be located at one of Grantor’s locations set forth on Schedule III hereto, (ii) no Inventory is now, or shall at any time or times hereafter be stored at any other location without Agent’s prior written consent, and if Agent gives such consent, Grantor will concurrently therewith obtain, to Agent’s reasonable satisfaction, bailee, landlord, warehouseman and mortgagee agreements covering such locations, (iii) Grantor has good and marketable title to such Inventory and such Inventory is not subject to any Lien or security interest or document whatsoever except for the Lien granted to Agent or otherwise permitted pursuant to the Credit Agreement, (iv) such Inventory is of good and merchantable quality, free from any material defects, (v) such Inventory is not subject to any licensing, patent, royalty, trademark, trade name, or copyright agreements with any third parties which would require any consent of any third party upon sale or disposition of that Inventory or the payment of any monies to any third party upon such sale or other disposition except as disclosed to Agent, and (vi) to Grantor’s knowledge, the completion of manufacture, sale, or other disposition of such Inventory by Agent after the occurrence and during the continuance of an Event of Default shall not require the consent of any Person and shall not constitute a breach or default under any contract or agreement to which Grantor is a party or to which such property is subject.

(h) With respect to the Patents, the Patents (if any) and, to the best of Grantor’s knowledge, any patents in which Grantor has been granted rights pursuant to the Patent Licenses are subsisting and have not been adjudged invalid or unenforceable; each of the Patents and, to the best of Grantor’s knowledge, any patent in which Grantor has been granted rights pursuant to Patent Licenses are valid and enforceable; no written claim has been made that the use of any of the Patents or any patent in which Grantor has been granted rights pursuant to the Patent Licenses does or may violate the rights of any third person; and Grantor shall take all reasonable actions necessary to insure that the Patents and any patents in which Grantor has been granted rights pursuant to the Patent Licenses remain valid and enforceable.

(i) With respect to the Trademarks, the Trademarks (if any) and, to the best of Grantor’s knowledge, any trademarks in which Grantor has been granted rights pursuant to Trademark Licenses are subsisting and have not been adjudged invalid or unenforceable; each of the Trademarks and, to the best of Grantor’s knowledge, any trademark in which Grantor has been granted rights pursuant to Trademark Licenses is valid and enforceable; no written claim has been made that the use of any of the Trademarks or any trademark in which Grantor has been granted rights pursuant to the Trademark Licenses does or may violate the rights of any third Person; upon registration of its Trademarks, Grantor will use for the duration of this Security Agreement, proper statutory notice in connection with its use of the Trademarks; and Grantor will use, for the duration of this Security Agreement, consistent standards of quality in its manufacture of products sold under the Trademarks and any trademarks in which Grantor has been granted rights pursuant to the Trademark Licenses.

(j) With respect to the Copyrights, the Copyrights (if any) and, to the best of Grantor’s knowledge, any copyrights in which Grantor has been granted rights pursuant to the Copyright Licenses are subsisting and have not been adjudged invalid or unenforceable; each of the Copyrights and, to the best of Grantor’s knowledge, any copyright in which Grantor has been granted rights pursuant to Copyright Licenses are valid and enforceable; no written claim has been made that the use of any of the Copyrights or any copyright in which Grantor has been granted rights pursuant to the Copyright Licenses does or may violate the rights of any third person; and Grantor shall take all reasonable actions necessary to insure that the Copyrights and any copyrights in which Grantor has been granted rights pursuant to the Copyright Licenses remain valid and enforceable.

(k) Grantor does not have any interest in, or title to, any Patent, Trademark or Copyright except as set forth in Schedule IV hereto.  This Security Agreement is effective to create a valid and continuing Lien on Grantor’s Patents, Trademarks, and Copyrights and such Liens are enforceable as such as against any and all creditors of and purchasers from Grantor.

5. COVENANTS.  Grantor covenants and agrees with Agent, for the benefit of Agent and the Lenders, that from and after the date of this Security Agreement and until all of the Obligations of Borrower (other than contingent indemnification obligations to the extent no unsatisfied claim giving rise thereto has been asserted) under the Credit Agreement have been indefeasibly paid in full, in cash and the Credit Agreement shall have terminated:

(a) Further Assurances: Pledge of Instruments; Chattel Paper.

(i) At any time and from time to time, upon the written request of Agent and at the sole expense of Grantor, Grantor shall promptly and duly execute and deliver any and all such further instruments and documents and take such further actions as Agent may deem desirable to obtain the full benefits of this Security Agreement and of the rights and powers herein granted, including (A) using its best efforts to secure all consents and approvals necessary or appropriate for the assignment to or for the benefit of Agent of any license or contract held by Grantor and to enforce the security interests granted hereunder; and (B) filing any financing or continuation statements under the UCC with respect to the Liens granted hereunder or under any Other Document as to those jurisdictions that are not Uniform Commercial Code jurisdictions.

(ii) Unless Agent shall otherwise consent in writing (which consent may be revoked), Grantor shall deliver to Agent all Collateral consisting of negotiable documents, certificated securities, chattel paper and instruments (in each case, accompanied by stock powers, allonges or other instruments of transfer executed in blank) promptly after Grantor receives the same.

(iii) If Grantor is or becomes the beneficiary of a letter of credit, Grantor shall promptly, and in any event within five (5) Business Days after becoming a beneficiary, notify Agent thereof and enter into a tri-party agreement with Agent and the issuer and/or confirmation bank with respect to letter of credit rights assigning such letter of credit rights to Agent and directing all payments thereunder to Agent for the benefit of Agent and the Lenders, all in form and substance reasonably satisfactory to Agent.

(iv) Grantor shall take all reasonable steps necessary to grant Agent control of all electronic chattel paper in accordance with the UCC and all “transferable records” as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act.

(v) Grantor hereby irrevocably authorizes Agent at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of Grantor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC or such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) the type of organization and any organizational identification number issued to Grantor, and (ii) in the case of a financing statement filed as a fixture filing or indicating any Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates.  Grantor agrees to furnish any such information to Agent promptly upon request.  Grantor also ratifies its authorization for Agent to have filed in any Uniform Commercial Code jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.

(vi) Grantor shall promptly, and in any event within five (5) Business Days after the same is acquired by it, notify Agent of any commercial tort claim (as defined in the UCC) acquired by it and unless otherwise consented by Agent, Grantor shall enter into a supplement to this Security Agreement, granting to Agent a Lien in such commercial tort claim.

(b) Maintenance of Records.  Grantor shall keep and maintain, at its own cost and expense, satisfactory and complete records of the Collateral, including a record of any and all payments received and any and all credits granted with respect to the Collateral and all other dealings with the Collateral.  Grantor shall mark its books and records pertaining to the Collateral to evidence this Security Agreement and the Liens granted hereby.  If Grantor retains possession of any chattel paper or instruments with Agent’s consent, such chattel paper and instruments shall be marked with the following legend:

“THIS WRITING AND THE OBLIGATIONS EVIDENCED OR SECURED HEREBY ARE SUBJECT TO THE SECURITY INTEREST OF PNC BANK, NATIONAL ASSOCIATION, AS AGENT FOR THE BENEFIT OF AGENT AND CERTAIN LENDERS.”

(c) Covenants Regarding Patent, Trademark, and Copyright Collateral.

(i) Grantor shall notify Agent promptly if it knows or has reason to know that any application or registration relating to any Patent, Trademark or Copyright (now or hereafter existing) may become abandoned, cancelled, or declared invalid, or if any such Copyright or Trademark or the invention disclosed in any such Patent is dedicated to the public domain, or of any adverse determination or development in any proceeding in the United States Patent and Trademark Office, the United States Copyright Office, in analogous offices or agencies in other countries or in any court regarding Grantor’s ownership of any Copyright, Patent or Trademark, its right to register the same, or to keep and maintain the same.

(ii) If Grantor, either itself or through any agent, employee, licensee or designee, applies for a Patent or files an application for the registration of any Trademark or Copyright with the United States Patent and Trademark Office, United States Copyright Office or any analogous office or agency in any other country or any political subdivision thereof or otherwise obtains rights in any Patent, Trademark or Copyright, Grantor will promptly inform Agent, and, upon request of Agent, execute and deliver any and all agreements, instruments, documents, and papers as Agent may reasonably request to evidence Agent’s security interest in such Copyright, Patent or Trademark and the General Intangibles, including, without limitation, in the case of Trademarks, the goodwill of Grantor, relating thereto or represented thereby; provided that Grantor shall have no such duty where Grantor’s Copyright, Patent or Trademark rights in its application would be jeopardized by such action, including, but not limited to, the assignment of an “intent-to-use” Trademark application filed under 15 U.S.C. § 1051(b).

(iii) Grantor, consistent with the reasonable conduct and protection of its business, will take all reasonable actions to prosecute vigorously each application and to attempt to obtain the broadest Patent or registration of a Trademark or Copyright therefrom and to maintain each Patent, Trademark registration and Copyright registration which is material to the conduct of Grantor’s business, including, without limitation, with respect to Patents, payments of required maintenance fees, and, with respect to Trademarks, filing of applications for renewal, affidavits of use and affidavits of incontestability.  In the event that Grantor fails to take any of such actions, Agent may do so in Grantor’s name or in Agent’s name and all reasonable expenses incurred by Agent in connection therewith shall be paid by Grantor.

(iv) Grantor shall use its reasonable efforts to detect infringers of the Copyrights, Patents, and Trademarks which are material to the conduct of Grantor’s business.  In the event that any of the Copyrights, Patents, or Trademarks is infringed, misappropriated, or diluted by a third party, Grantor shall notify Agent promptly after it learns thereof and shall, if such Copyrights, Patents, or Trademarks are material to the conduct of Grantor’s business, promptly take appropriate action to protect such Copyrights, Patents, or Trademarks.  In the event that Grantor fails to take any such actions, Agent may do so in Grantor’s name or Agent’s name and all reasonable expenses incurred by Agent in connection therewith shall be paid by Grantor.

(d) Indemnification.  In any suit, proceeding or action brought by Agent  or any Lender relating to any Collateral for any sum owing with respect thereto or to enforce any rights or claims with respect thereto, Grantor will save, defend, indemnify, and keep Agent and Lenders harmless from and against all expense (including reasonable attorneys’ fees and expenses), loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment, or reduction of liability whatsoever of the Account Debtor or other Person obligated on the Collateral, arising out of a breach by Grantor of any obligation thereunder or arising out of any other agreement, indebtedness, or liability at any time owing to, or in favor of, such obligor or its successors from Grantor, INCLUDING, WITHOUT LIMITATION, ANY LOSS, EXPENSE OR DAMAGE ARISING IN WHOLE OR IN PART BASED ON THE NEGLIGENCE OR STRICT LIABILITY OF AGENT OR ANY LENDER, except in the case of Agent or any Lender, to the extent such expense, loss, or damage is attributable solely to the gross negligence or willful misconduct of Agent or such Lender as finally determined by a court of competent jurisdiction. All such obligations of Grantor shall be and remain enforceable against and only against Grantor and shall not be enforceable against Agent or any Lender.

(e) Compliance with Terms of Accounts, etc.  In all material respects, Grantor will perform and comply with all obligations in respect of the Collateral and all other agreements to which it is a party or by which it is bound relating to the Collateral.

(f) Limitation on Liens on Collateral.  Grantor will not create, permit, or suffer to exist, and Grantor will defend the Collateral against, and take such other action as is necessary to remove, any Lien on the Collateral except Liens in favor of Agent or otherwise permitted pursuant to the Credit Agreement, and will defend the right, title, and interest of Agent and Lenders in and to any of Grantor’s rights under the Collateral against the claims and demands of all Persons whomsoever.

(g) Limitations on Disposition.  Grantor will not sell, license, lease, transfer, or otherwise dispose of any of the Collateral, or attempt or contract to do so except as permitted by the Credit Agreement.

(h) Further Identification of Collateral.  Grantor will, if so requested by Agent, furnish to Agent, as often as Agent requests, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Agent may reasonably request, all in such detail as Agent may specify.

(i) Notices.  Grantor will advise Agent promptly, in reasonable detail, (i) of any Lien or claim made or asserted against any of the Collateral, and (ii) of the occurrence of any other event which would have a material adverse effect on the aggregate value of the Collateral or on the Liens created hereunder or under any Other Document.

(j) Good Standing Certificates.  Grantor shall, upon request of Agent, provide to Agent a certificate of good standing (or other analogous certificate) from its jurisdiction of organization.

(k) No Reincorporation.  Without limiting any prohibitions on mergers involving Grantor contained in the Credit Agreement, Grantor shall not reorganize or reincorporate itself under the laws of any jurisdiction other than the jurisdiction in which it is organized as of the date hereof without the prior written consent of Agent.

(l) Terminations; Amendments Not Authorized.  Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement without the prior written consent of Agent and agrees that it will not do so without the prior written consent of Agent, subject to Grantor’s rights under Section 9-509(d)(2) of the UCC.

(m) Limitations on Grantor.  Grantor shall not, directly or indirectly, (i) enter into or permit to exist any transaction or other agreement (including any agreement for the incurrence of Indebtedness, any purchase, sale, lease, or exchange of any property or the rendering of any service), between itself and any other Person, unless any of the foregoing are expressly permitted pursuant to the Credit Agreement or the Other Documents or consented to in writing by Agent, (ii) engage in any business or conduct any activity (including the making of any investment or payment or transfer any of its assets, other than the performance of ministerial activities and payment of taxes and administrative fees in connection with or incidental to its ownership of the Equity Interests of Borrower) that is prohibited under the terms of the Credit Agreement or (iii) consolidate or merge with or into any other Person (other than to the extent permitted by the Credit Agreement).  Grantor shall have no direct Subsidiaries other than those in existence as of the date hereof or to the extent permitted by the Credit Agreement.

6. AGENT’S APPOINTMENT AS ATTORNEY-IN-FACT.

On the Closing Date, Grantor shall execute and deliver to Agent a power of attorney (the “Power of Attorney”) substantially in the form attached hereto as Exhibit A.  The power of attorney granted pursuant to the Power of Attorney is a power coupled with an interest and shall be irrevocable until all of the Obligations of Borrower under the Credit Agreement have been indefeasibly paid in full, in cash and the Credit Agreement shall have terminated.  The powers conferred on Agent, for the benefit of Agent and the Lenders, under the Power of Attorney are solely to protect Agent’s interests in the Collateral and shall not impose any duty upon Agent or any Lender to exercise any such powers.  Agent agrees that (a) except for the powers granted in clause (h) of the Power of Attorney, it shall not exercise any power or authority granted under the Power of Attorney unless an Event of Default has occurred and is continuing, and (b) Agent shall account for any moneys received by any third party in respect of any foreclosure on or disposition of any Collateral pursuant to the Power of Attorney provided that neither Agent nor any Lender  shall have any duty as to any Collateral, and Agent and Lenders shall be accountable only for amounts that they actually receive as a result of the exercise of such powers.  NONE OF AGENT, LENDERS, OR ANY OF THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, OR REPRESENTATIVES SHALL BE RESPONSIBLE TO GRANTOR FOR ANY ACT OR FAILURE TO ACT UNDER ANY POWER OF ATTORNEY OR OTHERWISE, EXCEPT IN RESPECT OF DAMAGES ATTRIBUTABLE SOLELY TO THEIR OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION, NOR FOR ANY PUNITIVE, EXEMPLARY, INDIRECT, OR CONSEQUENTIAL DAMAGES.

7. REMEDIES:  RIGHTS UPON DEFAULT.

(a) In addition to all other rights and remedies granted to it under this Security Agreement, the Credit Agreement, the Other Documents and under any other instrument or agreement securing, evidencing, or relating to any of the Obligations, if any Event of Default shall have occurred and be continuing, Agent may exercise all rights and remedies of a secured party under the UCC.  Without limiting the generality of the foregoing, Grantor expressly agrees that in any such event Agent, without demand of performance or other demand, advertisement, or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon Grantor or any other Person (all and each of which demands, advertisements, and notices are hereby expressly waived to the maximum extent permitted by the UCC and other Applicable Law), may forthwith enter upon the premises of Grantor where any Collateral is located through self-help, without judicial process, without first obtaining a final judgment or giving Grantor or any other Person notice and opportunity for a hearing on Agent’s claim or action and may collect, receive, assemble, process, appropriate, and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, license, assign, give an option or options to purchase, or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at a public or private sale or sales, at any exchange at such prices as it may deem acceptable, for cash or on credit or for future delivery without assumption of any credit risk.  Agent or any Lender shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase for the benefit of Agent or such Lenders, the whole or any part of said Collateral so sold, free of any right, or equity of redemption, which equity of redemption Grantor hereby releases.  Such sales may be adjourned and continued from time to time with or without notice.  Agent shall have the right to conduct such sales on Grantor’s premises or elsewhere and shall have the right to use Grantor’s premises without charge for such time or times as Agent deems necessary or advisable.

If any Event of Default shall have occurred and be continuing, Grantor further agrees, at Agent’s request, to assemble the Collateral and make it available to Agent at a place or places designated by Agent which are reasonably convenient to Agent and Grantor, whether at Grantor’s premises or elsewhere.  Until Agent is able to effect a sale, lease, or other disposition of the Collateral, Agent shall have the right to hold or use the Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving the Collateral or its value or for any other purpose deemed appropriate by Agent.  Agent shall have no obligation to Grantor to maintain or preserve the rights of Grantor as against third parties with respect to the Collateral while the Collateral is in the possession of Agent.  Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of the Collateral and to enforce any of Agent’s remedies (for the benefit of Agent and the Lenders) with respect to such appointment without prior notice or hearing as to such appointment.  Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization, or sale to the Obligations as provided in the Credit Agreement, and only after so paying over such net proceeds, and after the payment by Agent of any other amount required by any provision of law, need Agent account for the surplus, if any, to Grantor.  To the maximum extent permitted by Applicable Law, Grantor waives all claims, damages, settlements, and demands against Agent arising out of the repossession, retention, or sale of the Collateral (INCLUDING, WITHOUT LIMITATION, ALL CLAIMS, DAMAGES, SETTLEMENTS, AND DEMANDS ARISING IN WHOLE OR IN PART BASED ON THE NEGLIGENCE OR STRICT LIABILITY OF AGENT OR ANY LENDER) except such as arise solely out of the gross negligence or willful misconduct of Agent or such Lender as finally determined by a court of competent jurisdiction.  Grantor agrees that ten (10) days prior notice by Agent of the time and place of any public sale or of the time after which a private sale may take place is reasonable notification of such matters.  Grantor shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all Obligations, including any attorneys’ fees and other expenses incurred by Agent or any Lender to collect such deficiency.

(b) Except as otherwise specifically provided herein, Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by Applicable Law) of any kind (including, without limitation, notice of intent to accelerate and notice of acceleration) in connection with this Security Agreement or any Collateral.

(c) To the extent that Applicable Law imposes duties on Agent to exercise remedies in a commercially reasonable manner, Grantor acknowledges and agrees that it is not commercially unreasonable for Agent (i) to fail to incur expenses reasonably deemed significant by Agent to prepare the Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to the Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of the Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against Account

Debtors or other persons obligated on the Collateral or to remove Liens on or any adverse claims against the Collateral, (iv) to exercise collection remedies against Account Debtors and other persons obligated on the Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of the Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as Grantor, for expressions of interest in acquiring all or any portion of such Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of the Collateral, whether or not the Collateral is of a specialized nature, (viii) to dispose of the Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, such as title, possession, or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure Agent against risks of loss, collection or disposition of the Collateral or to provide to Agent a guaranteed return from the collection or disposition of the Collateral, or (xii) to the extent deemed appropriate by Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Agent in the collection or disposition of any of the Collateral.  Grantor acknowledges that the purpose of this Section 7(c) is to provide non-exhaustive indications of what actions or omissions by Agent would not be commercially unreasonable in Agent’s exercise of remedies against the Collateral and that other actions or omissions by Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 7(c).  Without limitation upon the foregoing, nothing contained in this Section 7(c) shall be construed to grant any rights to Grantor or to impose any duties on Agent that would not have been granted or imposed by this Security Agreement or by Applicable Law in the absence of this Section 7(c).

(d) Neither Agent nor any Lender shall be required to make any demand upon, or pursue or exhaust any of its rights or remedies against, Grantor, any other obligor, grantor, pledgor or any other Person with respect to the payment of the Obligations or to pursue or exhaust any of its rights or remedies with respect to any Collateral therefor or any direct or indirect guarantee thereof.  Neither Agent nor any Lender shall be required to marshal the Collateral or any guarantee of the Obligations or to resort to the Collateral or any such guarantee in any particular order, and all of its rights hereunder or under any Other Documents shall be cumulative.  To the extent it may lawfully do so, and to the extent Agent uses commercially reasonable standards, Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against Agent or any Lender, any valuation, stay, appraisement, extension, redemption, or similar laws and any and all rights or defenses it may have as a surety now or hereafter existing (including, without limitation, all rights under Chapter 34 of the Texas Business and Commerce Code) which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order, or decree of any court, or privately under the power of sale conferred by this Security Agreement, or otherwise.

8. GRANT OF LICENSE TO USE INTELLECTUAL PROPERTY COLLATERAL.  For the purpose of enabling Agent to exercise rights and remedies under Section 7 hereof (including, without limiting the terms of Section 7 hereof, in order to take possession of, hold, preserve, process, assemble, prepare for sale, market for sale, sell or otherwise dispose of Collateral) at such time as Agent, shall be lawfully entitled to exercise such rights and remedies, Grantor hereby grants to Agent, for the benefit of Agent and the Lenders, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to Grantor) to use, license, or sublicense any Copyright, Patent or Trademark, now owned or hereafter acquired by Grantor, and wherever the same may be located, and including, without limitation, in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer and automatic machinery software and programs used for the compilation or printout thereof.

9. LIMITATION ON AGENT’S AND LENDERS’ DUTY IN RESPECT OF COLLATERAL.  Agent and each Lender shall use reasonable care with respect to the Collateral in its possession or under its control.  Neither Agent nor any Lender shall have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of Agent or such Lender, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto.

10. REINSTATEMENT.  This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Grantor for liquidation or reorganization, should Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to Applicable Law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made.  In the event that any payment, or any part thereof, is rescinded, reduced, restored, or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored, or returned.

11. NOTICES.  All notices, requests, and demands hereunder shall be in writing and deemed to have been given or made:  if delivered in person, immediately upon delivery; if by facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next Business Day, one (1) Business Day after sending; and if by certified mail, return receipt requested, five (5) days after mailing.  All notices, requests and demands upon the parties are to be given to the following addresses (or to such other address as any party may designate by notice in accordance with this Section):

If to Grantor:	ENGlobal Emerging Markets, Inc. 654 N. Sam Houston Parkway – Suite 400 Houston, Texas 77060 Attention: Tami Walker Telephone: (281) 878-1000 Facsimile: (281) 754-4859

With a copy to:	Porter Hedges LLP 1000 Main Street, 36th Floor Houston, Texas 77002 Attention: Ephraim del Pozo Telephone: (713) 226-6660 Facsimile: (713) 226-6260

If to Agent:	PNC Bank, National Association 2100 Ross Avenue, Suite 1850 Dallas, Texas 75201 Attention: Relationship Manager (ENGlobal) Telephone: (214) 871-1261 Facsimile: (214) 871-2015

with a copy to:	PNC Bank, National Association Two Tower Center Blvd. East Brunswick, New Jersey 08816 Attention: Josephine Griffin Telephone: (732) 220-4388 Facsimile: (732) 220-4394

and to:	PNC Bank, National Association PNC Agency Services PNC Firstside Center 500 First Avenue, 4th Floor Pittsburgh, Pennsylvania 15219
Attention:Lisa Pierce
Telephone: (412) 762-6442
Facsimile: (412) 762-8672

and to:	Patton Boggs LLP 2000 McKinney Avenue, Suite 1700 Dallas, Texas 75201 Attention: Michelle W. Suarez Telephone: (214) 758-1500 Facsimile: (214) 758-1550

12. SEVERABILITY.  Whenever possible, each provision of this Security Agreement shall be interpreted in a manner as to be effective and valid under Applicable Law, but if any provision of this Security Agreement shall be prohibited by or invalid under Applicable Law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or any remaining provisions of this Security Agreement.  This Security Agreement is to be read, construed, and applied together with the Credit Agreement and the Other Documents which, taken together, set forth the complete understanding and agreement of Agent, the Lenders and Grantor with respect to the matters referred to herein and therein.

13. NO WAIVER; CUMULATIVE REMEDIES.  Neither Agent nor any Lender shall by any act, delay, omission, or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing, signed by Agent and then only to the extent therein set forth.  A waiver by Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Agent would otherwise have had on any future occasion.  No failure to exercise nor any delay in exercising on the part of Agent or any Lender, any right, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege hereunder preclude any other or future exercise thereof or the exercise of any other right, power, or privilege.  The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law.  None of the terms or provisions of this Security Agreement may be waived, altered, modified, or amended except by an instrument in writing, duly executed by Agent and Grantor.

14. LIMITATION BY LAW.  All rights, remedies, and powers provided in this Security Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Security Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Security Agreement invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any Applicable Law.

15. TERMINATION OF THIS SECURITY AGREEMENT.  Subject to Section 10 hereof, this Security Agreement shall terminate upon the indefeasible payment in full, in cash, of all Obligations of Borrower (other than contingent indemnification obligations to the extent no unsatisfied claim giving rise there has been asserted) under the Credit Agreement and the termination of the Credit Agreement.

16. SUCCESSORS AND ASSIGNS.  This Security Agreement and all obligations of Grantor hereunder shall be binding upon the successors and assigns of Grantor (including any debtor-in-possession on behalf of Grantor) and shall, together with the rights and remedies of Agent, for the benefit of Agent and the Lenders, hereunder, inure to the benefit of Agent and the Lenders, all future holders of any instrument evidencing any of the Obligations and their respective successors and assigns.  No sales of participations, other sales, assignments, transfers, or other dispositions of any agreement governing or instrument evidencing the Obligations or any portion thereof or interest therein shall in any manner impair the Lien granted to Agent, for the benefit of Agent and the Lenders, hereunder.  Grantor may not assign, sell, hypothecate, or otherwise transfer any interest in or obligation under this Security Agreement.

17. COUNTERPARTS.  This Security Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and all of which when taken together shall constitute one and the same Agreement.

18. GOVERNING LAW; ADDITIONAL WAIVERS.  THIS SECURITY AGREEMENT, THE OTHER DOCUMENTS AND ANY RELATED AGREEMENT (OTHER THAN THE MORTGAGES TO THE EXTENT PROVIDED THEREIN) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS APPLIED TO CONTRACTS TO BE PERFORMED WHOLLY WITHIN THE STATE OF TEXAS, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES OR OTHER RULE OF LAW THAT WOULD CAUSE THE APPLICATION OF THE LAW OF ANY JURISDICTION OTHER THAN THE LAWS OF THE STATE OF TEXAS.  ANY JUDICIAL PROCEEDING BROUGHT BY OR AGAINST GUARANTOR WITH RESPECT TO ANY OF THE LIABILITIES, THIS SECURITY AGREEMENT, ANY OF THE OTHER DOCUMENTS, OR ANY RELATED AGREEMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS SECURITY AGREEMENT, ANY OF THE OTHER DOCUMENTS, OR ANY RELATED AGREEMENT MAY BE BROUGHT IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF TEXAS OR ANY STATE COURT IN DALLAS COUNTY, TEXAS, UNITED STATES OF AMERICA, AND, BY EXECUTION AND DELIVERY OF THIS SECURITY AGREEMENT, GUARANTOR ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS SECURITY AGREEMENT, THE OTHER DOCUMENTS AND ANY RELATED AGREEMENT.  NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF AGENT TO BRING PROCEEDINGS AGAINST GUARANTOR IN THE COURTS OF ANY OTHER JURISDICTION.  GUARANTOR WAIVES ANY OBJECTION TO JURISDICTION AND VENUE OF ANY ACTION INSTITUTED HEREUNDER AND SHALL NOT ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OR VENUE OR BASED UPON FORUM NON CONVENIENS.  GUARANTOR WAIVES THE RIGHT TO REMOVE ANY JUDICIAL PROCEEDING BROUGHT AGAINST GUARANTOR IN ANY STATE COURT TO ANY FEDERAL COURT.  ANY JUDICIAL PROCEEDING BY GUARANTOR AGAINST AGENT INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER OR CLAIM IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS SECURITY AGREEMENT, THE OTHER DOCUMENTS AND ANY RELATED AGREEMENT, SHALL BE BROUGHT ONLY IN A FEDERAL OR STATE COURT LOCATED IN THE COUNTY OF DALLAS, STATE OF TEXAS.

Nothing herein shall affect or impair Agent’s right to serve legal process in any manner permitted by law or Agent’s right to bring any action or proceeding against Guarantor or its property in the courts of any other jurisdiction.  Wherever possible each provision of this Security Agreement shall be interpreted as to be effective and valid under applicable law, but if any provision of this Security Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Security Agreement.

GUARANTOR ACKNOWLEDGES THAT IT HAS EITHER OBTAINED THE ADVICE OF COUNSEL OR HAS HAD THE OPPORTUNITY TO OBTAIN SUCH ADVICE IN CONNECTION WITH THE TERMS AND PROVISIONS OF THIS SECURITY AGREEMENT, THE OTHER DOCUMENTS AND ANY RELATED AGREEMENT.  GUARANTOR FURTHER ACKNOWLEDGES THAT BY EXECUTING THIS SECURITY AGREEMENT, IT IS WAIVING CERTAIN RIGHTS AS OTHERWISE SET FORTH HEREIN TO WHICH GUARANTOR MAY OTHERWISE BE ENTITLED BY LAW.

19. WAIVER OF JURY TRIAL.  GRANTOR, AGENT AND THE LENDERS EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS SECURITY AGREEMENT OR ANY OF THE OTHER DOCUMENTS OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS SECURITY AGREEMENT OR ANY OF THE OTHER DOCUMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE.  GRANTOR, AGENT, AND THE LENDERS EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT GRANTOR, AGENT, OR ANY LENDER MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS SECURITY AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

20. SECTION TITLES.  The Section titles contained in this Security Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

21. NO STRICT CONSTRUCTION.  The parties hereto have participated jointly in the negotiation and drafting of this Security Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Security Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Security Agreement.

22. USE AND PROTECTION OF COPYRIGHT, PATENT AND TRADEMARK COLLATERAL.  Notwithstanding anything to the contrary contained herein, unless an Event of Default has occurred and is continuing, Agent shall from time to time execute and deliver, upon the written request of Grantor, any and all instruments, certificates, or other documents, in the form so requested, necessary or appropriate in the judgment of Grantor to permit Grantor to continue to exploit, license, use, enjoy and protect its Copyrights, Patents and Trademarks.

23. NON-APPLICABILITY OF CHAPTER 346.  Grantor and Agent hereby agree that, except for the opt-out provisions of Section 346.004 thereof, the provisions of Chapter 346 of the Texas Finance Code (regulating certain revolving credit loans and revolving tri-party accounts) shall not apply to this Security Agreement or any of the Other Documents.

24. GRANTOR’S WAIVER OF RIGHTS UNDER TEXAS DECEPTIVE TRADE PRACTICES ACT.  GRANTOR HEREBY WAIVES ANY RIGHTS UNDER THE DECEPTIVE TRADE PRACTICES-CONSUMER PROTECTION ACT, SECTION § 17.41 ET SEQ. TEXAS BUSINESS & COMMERCE CODE, A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS.  AFTER CONSULTATION WITH AN ATTORNEY OF SUCH GRANTOR’S OWN SELECTION, GRANTOR VOLUNTARILY CONSENTS TO THIS WAIVER.  GRANTOR EXPRESSLY WARRANTS AND REPRESENTS THAT GRANTOR (A) IS NOT IN A SIGNIFICANTLY DISPARATE BARGAINING POSITION RELATIVE TO AGENT, AND (B) HAS BEEN REPRESENTED BY LEGAL COUNSEL IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

25. NO ADVISORY OR FIDUCIARY RELATIONSHIP.  In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any Other Document), Grantor acknowledges and agrees that:  (a)(i) the arranging and other services regarding this Agreement provided by Agent are arm’s-length commercial transactions between Grantor, on the one hand, and Agent on the other hand, (ii) Grantor has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (iii) Grantor is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the Other Documents; (b)(i) each of the Agent and the Lenders is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for any Loan Party or any other Person and (ii) none of the Agent or any Lender has any obligation to any Loan Party or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the Other Documents; and (c) Agent and the Lenders may be engaged in a broad range of transactions that involve interests that differ from those of the Loan Parties and their respective Affiliates, and neither Agent nor any Lender has any obligation to disclose any of such interests to any Loan Party or any of their respective Affiliates.  To the fullest extent permitted by law, Grantor hereby waives and releases any claims that it may have against each of Agent and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

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IN WITNESS WHEREOF, each of the parties hereto has caused this Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

ENGLOBAL EMERGING MARKETS, INC.

By:       /s/ Edward L. Pagano
Name: Edward L. Pagano
Title: President and Chief Executive Officer

[Signature Page to Guarantor Security Agreement]

PNC BANK, NATIONAL ASSOCIATION,
as Agent

By:       /s/ Ron Eckhoff
Name: Ron Eckhoff
Title: Vice President

[Signature Page to Guarantor Security Agreement]